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                                                              EXHIBIT 10(e)(iii)


                                 AMENDMENT NO. 6
                                     TO THE
                           LIZ CLAIBORNE SAVINGS PLAN

               (As Amended and Restated Effective January 1, 1987)


            The Liz Claiborne Savings Plan as amended and restated effective January 1, 1987 (the "Plan") is hereby further amended in the following respects:


            (1) The first sentence of Section 1.36 is restated to read as follows:

"Total compensation as that term is defined in Treasury Regulation section 1.415-2(d)(11)(i), paid by an Employer or Affiliate to an individual, but determined before giving effect to any Participation Agreement under this Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code)."


            (2) The second sentence of Section 5.1.2 is deleted and replaced with the following:

"Notwithstanding the foregoing, such a Member who has completed at least 3 years of Service prior to the expiration of the applicable election period may elect to have the vested percentage of his Matching Contributions Account computed under the Plan provisions in effect on December 31, 1988. For purposes of the preceding sentence, the election period shall begin on December 31, 1988 and end on the later of March 1, 1989 or the date that is 60 days after the Member is issued a notice of the change in the vesting schedule effective January 1, 1989."


            IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer the 1st day of May, 1996.


                                                LIZ CLAIBORNE, INC.


                                                By: /s/ Jerome A. Chazen
                                                   -----------------------------
ATTEST:


/s/ Mona Mayer
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